Exhibit 10.1
FIRST AMENDMENT TO LEASE
DATED DECEMBER 1, 2006
BETWEEN
STATION PLAZA ASSOCIATES (“LANDLORD”)
AND
PACIFIC ASIA PETROLEUM, INC. (“TENANT”)

This FIRST AMENDMENT TO LEASE, dated September 10, 2008 (the “Effective Date”), is entered into by and between STATION PLAZA ASSOCIATES, a partnership organized and existing under the State of New York with an office at 595 Summer Street, Stamford, CT acting herein by Leslie M. Klein, partner duly authorized (“Landlord”), and, PACIFIC ASIA PETROLEUM, INC. (successor-in-interest to Inner Mongolia Production Company LLC)  with offices located at 250 East Hartsdale Avenue, Hartsdale, New York 10530 (“Tenant”).

RECITALS:
A.
The parties have entered into a certain written Lease Agreement dated December 1, 2006 (the “Lease”), for 1378 rentable square feet on the fourth floor in the building located at 250 East Hartsdale Avenue, Hartsdale, New York (the “Demised Premises”).

B.
Landlord and Tenant intend to enter into this First Amendment to Lease in order to increase the rental square footage of the Demised Premises to 1,978 rentable square feet, and to modify and amend the Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, Landlord and Tenant agree as follows:

1.	Terms used in this First Amendment to Lease and not otherwise defined herein shall have the meanings assigned to them in the Lease.
2.	This First Amendment to Lease shall become immediately effective as of the Effective Date.

Exhibit 10.1

3.	Following the Effective Date, the “Rent” for the Demised Premises shall be as follows:
(i) Effective Date through Build-Out Completion Date (as defined below):  current monthly rate.
(ii) Build-Out Completion Date to November 30, 2009:  $ 5,095.00 per month.
(iii) December 1, 2009 to November 30, 2010:  $ 5,300.00 per month.
4.	As of the Build-Out Completion Date, Tenant’s Proportionate Share as defined in the Lease under Section 2, Subparagraph (c) shall be 7.96%.
5.	As of the Effective Date, the number of reserved parking spaces provided in Section 2, Subparagraph (d), of the Lease shall be increased by two (2) to a total of six (6).
6.
Pursuant to Section 23 of the Lease, the Landlord currently holds a Security Deposit in the amount of $6,430.66.  Within three (3) business days following the Build-Out Completion Date, the Tenant shall deliver to Landlord by bank check an additional $3,759.34 to be added to the Security Deposit.

7.	FITUPS AND ALTERATIONS TO ADDITIONAL SPACE:
(i) Landlord will, at Landlord’s cost, provide Tenant with a turnkey build-out as follows (the “Build-Out”):  wall partitions connecting suites 45 and 46 to suite 47; matching carpeting and painting; ceiling tiles; blinds; lights.
(ii) The date of completion of the Build-Out to Tenant’s reasonable satisfaction expressed in writing shall be referred to herein as the “Build-Out Completion Date.”
8.
QUIET ENJOYMENT:  Landlord acknowledges that the terms of Section 18(a) of the Lease (“Quiet Enjoyment; Holding Over”) shall remain in full force and effect during the Build-Out process as described in Section 7 above and for the duration of the First Amendment to Lease term, and that Landlord shall take all reasonable actions necessary to ensure that Tenant may peaceably and quietly enjoy the Demised Premises free from any interference, molestation or acts of Landlord or its agents.  Landlord agrees to take all reasonable actions to minimize disruptions to Tenant during the Build-Out process and shall schedule Build-Out

Exhibit 10.1

work hours for evenings after 5:00 p.m. and weekends, or other such times as coordinated with and approved by Tenant in advance.
9.	AMENDMENT: Under no circumstances shall the Lease, as amended hereby, be extended beyond November 30, 2010 unless otherwise agreed upon in writing by the parties.

IN WITNESS WHEREOF, the parties hereto have affixed their hands to this First Amendment of Lease as of the date first above written.

LANDLORD:  STATION PLAZA ASSOCIATES

By:           /s/  Leslie M. Klein
Leslie M. Klein
Its Partner, duly authorized

TENANT:  PACIFIC ASIA PETROLEUM, INC.

By:           /s/  Stephen F. Groth
Stephen Groth
Chief Financial Officer
Pacific Asia Petroleum, Inc.